EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS THIRD QUARTER FULLY DILUTED

EARNINGS OF $1.44 PER SHARE AND DIVIDEND OF 58¢ PER SHARE

SOUTHPORT, CONNECTICUT, November 5, 2013--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the third quarter of 2013 the Company reported net sales of $170.9 million and fully diluted earnings of $1.44 per share, compared with net sales of $118.2 million and fully diluted earnings of 88¢ per share in the third quarter of 2012.

For the nine months ended September 28, 2013, net sales were $506.4 million and fully diluted earnings were $4.25 per share. For the corresponding period in 2012, net sales were $350.1 million and fully diluted earnings were $2.58 per share.

The Company also announced today that its Board of Directors declared a dividend of 58¢ per share for the third quarter, for shareholders of record as of November 15, 2013, payable on November 29, 2013. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

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Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s results:

•	Our earnings increased 64% from the third quarter of 2012, driven by the 45% growth in sales and our ongoing focus on continuous improvement in our operations.

•	New product introductions were a significant component of our sales growth as new product sales represented $146.6 million or 32% of firearm sales in the first nine months of 2013. New product introductions in 2013 included the LC380 pistol, the SR45 pistol, and the Ruger American Rimfire rifle.

•	Demand for our products outpaced the growth in overall industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for both the third quarter and nine months ended September 28, 2013 as illustrated below:
	Period ended September 28, 2013
	Q3	Nine months
Increase in estimated Ruger Units Sold from Distributors to Retailers	31%	26% (a)

Increase in total adjusted NICS Background Checks (thousands)	- %	22%

(a)	Insufficient distributor inventory at December 31, 2012 severely limited the estimated sell-through from independent distributors to retailers in the first half of 2013.

•	Cash generated from operations during the nine months ended September 28, 2013 was $84 million. At September 28, 2013, our cash totaled $54 million. Our current ratio is 1.8 to 1 and we have no debt.

•	In the first nine months of 2013, capital expenditures totaled $31 million, much of it related to new products and the expansion of production capacity. We expect to invest approximately $40 million on capital expenditures during 2013.

•	In the first nine months of 2013, the Company returned $30 million to its shareholders through the payment of dividends. An additional $11 million of dividends will be paid to shareholders on November 29, 2013.

•	At September 28, 2013, stockholders’ equity was $152.6 million, which equates to a book value of $7.89 per share, of which $2.80 per share was cash and equivalents.

•	On September 3, 2013, the Company announced that it finalized the purchase of a 220,000 square foot facility in Mayodan, North Carolina. This is the Company's first major expansion in over 25 years, and production at the new facility is expected to begin during the first quarter of 2014.

Today, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2013. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

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Tomorrow, November 6, 2013, Sturm, Ruger will host a webcast at 9:00 a.m. ET to discuss the third quarter operating results. Interested parties can access the webcast at www.ruger.com/corporate or www.earnings.com or by dialing 877-415-3183, participant code 45408758.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. The only full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	September 28, 2013	December 31, 2012

Assets

Current Assets
Cash	$54,256	$30,978
Trade receivables, net	63,833	43,018

Gross inventories	61,079	55,827
Less LIFO reserve	(39,145)	(38,089)
Less excess and obsolescence reserve	(1,966)	(1,729)
Net inventories	19,968	16,009

Deferred income taxes	6,818	5,284
Prepaid expenses and other current assets	3,031	1,632
Total Current Assets	147,906	96,921

Property, plant and equipment	225,950	195,713
Less allowances for depreciation	(142,956)	(129,720)
Net property, plant and equipment	82,994	65,993

Deferred income taxes	—	2,004
Other assets	19,476	9,568
Total Assets	$250,376	$174,486

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS (Continued)

(Dollars in thousands, except share data)

	September 28, 2013	December 31, 2012

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$39,555	$38,500
Product liability	1,286	720
Employee compensation and benefits	31,659	15,182
Workers’ compensation	4,254	4,600
Income taxes payable	3,390	489
Total Current Liabilities	80,144	59,491

Accrued pension liability	17,223	19,626
Deferred income taxes	137	—
Product liability	279	337

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2013 – 23,647,026 issued, 19,347,592 outstanding 2012 – 23,562,422 issued, 19,262,988 outstanding	23,647	23,563
Additional paid-in capital	19,296	15,531
Retained earnings	177,154	123,442
Less: Treasury stock – at cost 2013 and 2012 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(29,620)	(29,620)
Total Stockholders’ Equity	152,593	95,032
Total Liabilities and Stockholders’ Equity	$250,376	$174,486

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012

Net firearms sales	$167,234	$116,270	$497,461	$345,203
Net castings sales	3,708	1,882	8,915	4,854
Total net sales	170,942	118,152	506,376	350,057

Cost of products sold	108,002	75,587	311,403	220,565

Gross profit	62,940	42,565	194,973	129,492

Operating expenses:
Selling	9,662	7,891	37,250	27,998
General and administrative	8,207	7,271	24,967	21,153
Other operating expenses	287	166	49	377
Total operating expenses	18,156	15,328	62,266	49,528

Operating income	44,784	27,237	132,707	79,964

Other income:
Interest expense, net	(40)	(18)	(95)	(62)
Other income, net	408	319	769	800
Total other income, net	368	301	674	738

Income before income taxes	45,152	27,538	133,381	80,702

Income taxes	16,481	10,189	48,684	29,860

Net income and comprehensive income	$28,671	$17,349	$84,697	$50,842

Basic earnings per share	$1.48	$0.91	$4.38	$2.66

Fully diluted earnings per share	$1.44	$0.88	$4.25	$2.58

Cash dividends per share	$0.650	$0.377	$1.544	$0.913

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Nine Months Ended
	September 28, 2013	September 29, 2012

Operating Activities
Net income	$84,697	$50,842
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	14,177	10,151
Slow moving inventory valuation adjustment	237	446
Stock-based compensation	3,973	3,317
Gain on sale of assets	(99)	(65)
Deferred income taxes	607	(265)
Changes in operating assets and liabilities:
Trade receivables	(20,815)	(5,249)
Inventories	(4,196)	(3,599)
Trade accounts payable and accrued expenses	709	2,571
Employee compensation and benefits	15,350	1,709
Product liability	508	(352)
Prepaid expenses, other assets and other liabilities	(14,309)	1,656
Income taxes payable	2,901	631
Cash provided by operating activities	83,740	61,793

Investing Activities
Property, plant and equipment additions	(30,600)	(20,315)
Proceeds from sale of assets	120	65
Purchases of short-term investments	—	(59,966)
Proceeds from maturities of short-term investments	—	29,993
Cash used for investing activities	(30,480)	(50,223)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	2,290	1,037
Remittance of taxes withheld from employees related to share-based compensation	(2,414)	(1,045)
Dividends paid	(29,858)	(17,495)
Cash used for financing activities	(29,982)	(17,503)

Increase (decrease) in cash and cash equivalents	23,278	(5,933)

Cash and cash equivalents at beginning of period	30,978	81,056

Cash and cash equivalents at end of period	$54,256	$75,123

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